EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the shares of Class A ordinary shares, par value of $0.000125 per share, of Pintec Technology Holdings Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 11, 2020.

JUN DONG

By:	/s/ Jun Dong
Name: Jun Dong

FLAMEL ENTERPRISES LTD

By:	/s/ Jun Dong
Name: Jun Dong
Title: Director

GENIUS HUB LIMITED

By:	/s/ Jun Dong
Name: Jun Dong
Title: Director

[Signature Page to Joint Filing Agreement]